AGREEMENT

         AGREEMENT, dated as of January 19, 2000 by and between STOCKBROKER RELATIONS OF COLORADO, INC., a Colorado corporation ("SRCI") and
YOUTICKET.COM, INC., a Nevada corporation ("YouTicket").

                               W I T N E S S E T H

         WHEREAS, YouTicket and SRCI are parties to that certain Agreement dated January 4, 2000 (the "Services Agreement") wherein YouTicket agreed to issue to SRCI, in exchange for services rendered, an initial 500,000 shares of common stock, plus an additional 100,000 shares of common stock for each month of services rendered, up to a maximum of six (6) months (the "Shares").

         NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                    ARTICLE 1

                             ISSUANCE OF THE SHARES

         1.1 Issuance of the Shares. Upon the execution of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, no later than the fifth day of each month in which the Services Agreement is in effect, YouTicket shall issue to SRCI, and SRCI shall receive from YouTicket, the appropriate number of Shares.

         1.2 Instruments of Conveyance and Transfer. Simultaneously with the Closing, and during each subsequent closing as set forth in Section 3.1 hereof, YouTicket shall deliver a certificate or certificates representing the Shares to SRCI, in form and substance satisfactory to SRCI, as shall be effective to vest in SRCI all right, title and interest in and to all of the Shares, as set forth in Section 3 herein.

                                    ARTICLE 2

              REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

         2.1      YouTicket hereby represents and warrants that:

                  (a) It shall transfer title, in and to the Shares, to the SRCI free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

                  (b) Prior to Closing, the Company shall have prepared and filed any and all filings and other documents required to qualify the issuance of the Shares in accordance with Rule 504 and the NASD, if applicable, in accordance with their requirements, and shall have taken all other necessary action and




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                           proceedings as may be required and permitted by
                           applicable law, rule and regulation, for the legal and valid issuance of the Shares to SRCI or subsequent holders. The Company will file an original Form D and pay the required filing fee with the State of Colorado to claim the applicable Colorado offering exemption. The Company represents and warrants that the Shares may be issued as securities without restrictive legend or other restriction on transfer pursuant to Rule 504. The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of SRCI set forth herein in order to determine the applicability of such exemptions and the suitability of SRCI to acquire the Shares.

         2.2      SRCI hereby represents and warrants that:

                  (a) SRCI has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of SRCI.

                  (b) SRCI acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time. SRCI further represents that it:

                           (1) has adequate means of providing for its current needs and possible personal contingencies, has no need for liquidity in its investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of its investment;

                           (2) does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that its investment in the Shares will not cause such overall commitment to become excessive;

                           (3) is acquiring the Shares for its own account, for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect, beneficial interest, in whole or in part, in such Shares;

                           (4) has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of an investment in the Shares;

                           (5) has been given the opportunity to ask questions of and to receive answers from persons acting on YouTicket's behalf concerning the


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                                    terms and conditions of this transaction and
                                    also has been given the opportunity to
                                    obtain any additional information which
                                    YouTicket possesses or can acquire without unreasonable effort or expense. As a result, SRCI is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of YouTicket, and has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares; and

                           (6) is a Colorado resident or an entity whose primary place of business is in Colorado.

                           (7) is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

         3.1 Closing. The Closing shall be deemed to have occurred upon the date of signing of this Agreement. Subsequent to the signing, the following shall occur:

                  (a) Within five (5) business days of the Closing, YouTicket shall cause to be issued in the name of SRCI an aggregate of 1,100,000 shares of its common stock, without restrictive legend, all of which will be held by YouTicket to be distributed as follows:

                           (1) Upon issuance, YouTicket shall deliver to SRCI 500,000 of the shares of common stock; and

                           (2) No later than the fifth day of each month that the Services Agreement is in effect, up to a maximum of six (6) months, YouTicket shall deliver to SRCI a stock certificate representing an aggregate of 100,000 shares of common stock, without restrictive legend.

                           (3) In the event the Services Agreement is terminated in accordance with its terms prior to the expiration of six (6) months, any undelivered shares shall be returned to YouTicket's transfer agent for retirement.




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
                                    ARTICLE 4
                        TERMINATION, AMENDMENT AND WAIVER

         4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at such time as the Services Agreement is terminated or abandoned, or after six (6) months.

         4.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 Entire Agreement. This Agreement, together with the Services Agreement, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth. In the event any terms of this Agreement conflict with any terms of the Services Agreement, the parties hereto agree that the terms of this Agreement shall control.

         5.2 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:



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

                           If to SELLER:
                           ------------

                           YouTicket.com, Inc.
                           4420 S. Arville, Suite 13 and 14
                           Las Vegas, NV 89103
                           Facsimile (702) 876-8630
                           Attn: Maria Burkenholder, Controller

                           With a copy to:
                           --------------

                           Cutler Law Group
                           610 Newport Center Drive, Suite 800
                           Newport Beach, CA 92660
                           Facsimile (949) 719-1988
                           Attention: Brian A. Lebrecht, Esq.

                           If to Purchaser:
                           ---------------

                           Stockbroker Relations of Colorado, Inc.
                           6408 S. Tibet Street
                           Aurora, CO 80016
                           Facsimile (___) ____________________
                           Attn: ____________________________

         5.3 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

         5.4 Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of Colorado or a Federal Court empaneled in the State of Colorado for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

         5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         5.6 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.



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         5.7 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

"PURCHASER"                                        "SELLER"


STOCKBROKER RELATIONS                              YOUTICKET.COM, INC.
OF COLORADO, INC.



----------------------------                      -----------------------------
By:  ______________________                       By:  _______________________
Its: ______________________                       Its: _______________________



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